THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                          COMMON STOCK PURCHASE WARRANT

Warrant No. W-CS-6                                     Number of Shares:  50,000

                                  DynaGen, Inc.

                           Void after January 15, 2002
               (except as otherwise set forth in Section 2 below)


         1. Issuance. This Warrant is issued to Leonardo G. Zangani by DynaGen, Inc., a Delaware corporation (hereinafter with its successors called the "Company"). THIS WARRANT IS EXERCISABLE IN INSTALLMENTS, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS AS SET FORTH IN SECTION 2 BELOW. NO PORTION OF THIS WARRANT MAY BE EXERCISED UNLESS SUCH CONDITIONS HAVE BEEN SATISFIED WITH RESPECT TO THE CONDITIONS REGARDING EXERCISABILITY.

         2. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder") is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 99 Erie Street, Cambridge, Massachusetts 02139, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $1.97 an aggregate of fifty thousand (50,000) fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), subject to the conditions stated immediately below. Commencing on the date hereof, the Holder may exercise this Warrant for 25,000 of such shares. If, within six months of the date hereof, the Company renews or extends the original term of the Consulting Agreement between the Company and L.G. Zangani, Inc. (the "Agreement"), then, commencing on the date that is six months from the date hereof, the Holder may exercise this Warrant for the remaining shares of Common Stock subject hereto. If the Company does not renew or extend the original term of the Agreement within six months of the date hereof, such remaining shares shall not be exercisable, and the portion of the Warrant relating to such remaining shares shall be automatically canceled and extinguished and shall be without further effect. Furthermore, if the Company does not renew or extend the original term of the Agreement within six months hereof, notwithstanding anything to the contrary herein, this Warrant shall expire at the close of business on December 31, 1999 and shall be void thereafter. Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         3. Payment of Purchase Price. Except as set forth in Section 4 below, the Purchase Price shall be paid in cash or by check.

         4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                           A

where             X =      the number of shares to be issued to the Holder
                           pursuant to this Section 4.

                  Y = the number of shares covered by this Warrant, subject to Section 2 hereof, in respect of which the net issue election is made pursuant to this Section 4.

                  A =      The "Fair Market Value" of one share of Common Stock.

                  B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

         For purposes of this Section 4, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") means:

                  (i) if the Company's Common Stock is then traded on any nationally recognized stock exchange or quoted on the Nasdaq National Market System or SmallCap Market, the average of the closing sale prices for the 10 trading days preceding the Determination Date, as reported by such exchange or system, as reported in The Wall Street Journal or any other publication, including the NASD;

                  (ii) if the Company's Common Stock is then traded on the over-the-counter market, the average of the closing bid and closing asked prices for the 15 trading days preceding the Determination Date, as reported in The Wall Street Journal or by any market maker; or

                  (iii) if quotations for the Company's Common Stock are not readily available as set forth in (i) or (ii) above, then as determined in good faith by the Company's Board of Directors upon a review of all relevant factors, including, without limitation, the price at which shares of the Company's Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company, which determination by the Board of Directors shall give due consideration to recent transactions involving shares of the Common Stock, if any, revenues and earnings of the Company to the date of such determination, if any, projected revenues and earnings of the Company, the effect of the transfer restrictions to which the shares are subject under law, the absence of a public market for the Common Stock, and such other matters as the Board of Directors deems pertinent. Such determination by the Board of Directors shall be conclusive and binding.

         5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         6. Issuance Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         7. Expiration Date. This Warrant shall expire at the close of business on January 15, 2002 (unless it expires earlier under Section 2 hereof) and shall be void thereafter.

         8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. Registration Rights. The Company hereby grants the following registration rights with respect to the shares covered by this Warrant (subject to Section 2 hereof):

                  9.1 "Piggy-Back" Registrations. If at any time the Company shall determine to register in a public offering for the account of selling stockholders (and not for its own account) under the Securities Act of 1933, as amended, any of its Common Stock, it shall send to the Holder written notice of such determination and, if within 15 days after receipt of such notice, the Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the shares covered by this Warrant that the Holder requests to be registered. This right shall not apply to a registration of shares of Common Stock on Form S-8 or Form S-4 (or their then equivalents) relating to shares of Common Stock to be issued by the Company in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with any stock option, stock purchase or other employee benefit plan. Notwithstanding anything to the contrary in this
Section 9, the Company shall not be required to effect a registration pursuant to this Section 9 for fewer than the total number of shares issuable or issued pursuant to this Warrant (as set forth in Section 2 hereof) at the time of filing of such registration statement.

                           If, in  connection  with any offering of Common Stock
to be sold by selling stockholders, the managing underwriter or the Company shall impose a limitation on the number of shares of Common Stock that may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the Common Stock and to maintain a stable market for the equity securities of the Company, then the Company shall be obligated to include in such registration statement only such limited portion of the shares covered by this Warrant with respect to which the Holder has requested inclusion hereunder.

                  9.2 Expenses. In the case of a registration under this Section 9, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission and National Association of Securities Dealers filing fees and all related "Blue Sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the shares covered by this Warrant being offered and sold by the Holder, or the fees and expenses of any counsel for the Holder in connection with the registration of such shares.

                  9.3 Expiration of Registration Rights. The obligations of the Company under this Section 9 shall expire on the earlier of (i) the date on which the shares covered by this Warrant shall have become transferable (whether or not so transferred) in accordance with the resale provisions of Rule 144, or any successor rule or provision, under the Securities Act of 1933, as amended, and (ii) the date that this Warrant terminates.

         10. Dividends. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         11. Mergers and Reclassifications. If after the date hereof there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 10 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company (each an "Acquisition Event"), then, as a condition of such Acquisition Event, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Acquisition Event by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Acquisition Event, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

         Notwithstanding anything to the contrary herein, the Holder must exercise this Warrant prior to the consummation of the Acquisition Event, and if this Warrant is not so exercised, it shall terminate upon the consummation of such Acquisition Event.

         12. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

         13. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the principal financial or accounting officer of the Company setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         14.      Notices of Record Date, Etc.  In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         15. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company.

         16.  Warrant  Register;   Transfers,  Etc.;  Warrantholder  Not  Deemed
Stockholder.

                  A. The Company will maintain a register containing the name and address of the Holder and its assignees, if applicable. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

                  B. Without the prior written consent of the Company, this Warrant may not be transferred by the Holder.

                  C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

                  D. No holder of this Warrant shall, as such, be deemed the holder of the Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company until such holder has delivered formal notice to the Company of an intention to exercise this Warrant, tendered promptly the consideration required for exercise (whether cash or securities), exercised the Warrant, and been issued shares of Common Stock in accordance with the provisions hereof.

         17. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

         18. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

Dated:  January 15, 1997                         DYNAGEN, INC.


(Corporate Seal)                                 By: /s/ Dhananjay G. Wadekar
Attest:                                          Title: Executive Vice President
/s/ Dennis R. Bilodeau
---------------------------

                              Form of Subscription


To:____________________                           Date:_________________________


         The undersigned hereby subscribes for __________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:



                                    ------------------------------
                                    Signature



                        Form of Net Issue Election Notice

To:____________________                           Date:_________________________


         The undersigned hereby elects under Section 4 to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


                                    ------------------------------
                                    Signature